Exhibit 14

                 Form of Individual Retirement Account Plan

                             ORBITEX GROUP OF FUNDS

                       State Street Bank and Trust Company
                     Individual Retirement Custodial Account
                               Adoption Agreement

    I, the person signing this Adoption Agreement (hereinafter called the "Depositor"), establish an Individual Retirement Account (the "Account") with State Street Bank and Trust Company as Custodian. I agree to the terms of my Account, which are contained in the document entitled "State Street Bank and Trust Company Individual Retirement Custodial Account" and this Adoption Agreement. I certify the accuracy of the information in this Adoption Agreement. My Account will be effective upon acceptance by State Street Bank and Trust Company.

1.  Depositor Information

                                                                                       [ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]
               -----------------------------------------------------------------              Social Security Number
               Print Full Name

               -----------------------------------------------------------------        --------------------------------
               Address                                                                  Date of Birth
                                                                                        (        )
               -----------------------------------------------------------------        --------------------------------
               City                         State              Zip                      Daytime Telephone No.

2.  Type of Account

    A. [ ] Accumulation IRA or [ ] Spousal IRA (A separate Adoption Agreement must be submitted for each IRA account.)

           [ ] Current Contribution for the year 19_______. Check enclosed for $________________ payable to
               "________________________." This contribution does not exceed the maximum permitted amount as described in the IRA
               Disclosure Statement.

           [ ] Transfer of existing IRA directly from current Custodian or Trustee. Check this box if the existing IRA is one to which you made contributions (as opposed to an IRA you established by rolling over a distribution from an employer plan). Complete the separate Transfer of IRA Assets Form.

    B. [ ] Rollover IRA

           The requirements for a valid rollover are complex. See the IRA Disclosure Statement for additional information and consult your tax advisor for help if needed. Check enclosed for $ payable to " ."

           [ ] Rollover of a qualifying rollover distribution to Depositor from an employer plan or 403(b) arrangement, or rollover from an IRA which held assets distributed to Depositor from an employer plan or 403(b) arrangement and to which Depositor made no direct contributions.

           [ ] Rollover of assets distributed to Depositor from another IRA where the IRA contained amounts contributed directly by the Depositor.

    C. [ ] Direct Rollover

           [ ] Direct rollover of an eligible distribution from a qualified plan.

           [ ] Direct rollover of an eligible distribution from a 403(b) account or annuity.

           Direct rollovers are described in the IRA Disclosure Statement. The plan administrator or 403(b) sponsor should make the check payable to "------------------------------------------------------------------------."

    D. [ ] SEP Provision - check here if the Depositor intends to use this Account in connection with a Simplified Employee
           Pension Plan established by the Depositor's employer.

3.  Investments
           Invest contributions to my Account as follows:   [Fund 1]              %
                                                                         ---------
                                                            [Fund 2]              %
                                                                         ---------
                                                            [Fund 3]              %
                                                                         ---------
                                                            [Fund 4]              %
                                                                         ---------
                                                            [etc.]             100%

           I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus for each Fund I select. Please read the prospectus(es) of the Fund(s) selected before investing.

    [Telephone Transfers Authorization]

4.  Certifications and Signatures

    In the case of a Rollover IRA or Direct Rollover IRA, Depositor certifies that the contribution does not include any employee contributions to any qualified plan (other than accumulated deductible employee contributions) or 403(b) arrangement; that any assets transferred in kind by Depositor are the same assets received by the Depositor in the distribution being rolled over; if the distribution is from an IRA, that no rollover into such IRA has been made within the one-year period immediately preceding this rollover; that such distribution was received within 60 days of making the rollover to the Account; and that no portion of the amount rolled over is a required minimum distribution under the required distribution rules.

    Depositor has received and read the "IRA Disclosure Statement" relating to this Account (including the Custodian's fee schedule), the Custodial Account document, and the "Instructions" pertaining to this Adoption Agreement.

                                                                 2



    Depositor acknowledges receipt of the Custodial Account document and IRA Disclosure Statement at least 7 days before the date inscribed below and acknowledges that Depositor has no further right of revocation.


    ----------------------------------------
                Signature of Depositor


    Date -----------------------------------

    Custodian Acceptance. State Street Bank and Trust Company will accept appointment as Custodian of the Depositor's Account.
    However, this Agreement is not binding upon the Custodian until the Depositor has received a statement of the transaction.
    Receipt by the Depositor of a confirmation of the purchase of the Fund shares indicated above will serve as notification of
    State Street Bank and Trust Company's acceptance of appointment as Custodian of the Depositor's Account.

    STATE STREET BANK AND TRUST COMPANY, CUSTODIAN


    By -------------------------------------

    Date -----------------------------------

                               RETAIN A PHOTOCOPY OF THE COMPLETED ADOPTION AGREEMENT FOR YOUR RECORDS

                             ORBITEX GROUP OF FUNDS
   State Street Bank and Trust Company Individual Retirement Custodial Account
                           Transfer of IRA Assets Form

------------------------------------------------------------------------------------------------------------------------------------
1.    NAME AND ADDRESS OF DEPOSITOR

      Name
           --------------------------------------------------------------------------------------------------
      Address
             ------------------------------------------------------------------------------------------------
               Street                                         City                      State             Zip

      Day Telephone No. (      )                                Social Security No.
                        --------------------------------------                      -------------------------

------------------------------------------------------------------------------------------------------------------------------------
2.    INSTRUCTIONS TO PRESENT IRA CUSTODIAN OR TRUSTEE (Completed by Depositor)

      Name of Custodian/Trustee
                                -----------------------------------------------------------------------------
      Attn:  Mr./Ms.
                     ----------------------------------------------------------------------------------------
      Address
              -----------------------------------------------------------------------------------------------
               Street                                         City                      State             Zip

      Account no.
                 -----------------------------------------------

      Please transfer assets of my present Individual Retirement Account to State Street Bank and Trust Company. All assets should be transferred as cash according to the following instructions:

          (  )  Transfer the total amount in my account     or  (  )     Transfer $                      and retain the balance.
                                                                                   --------------------

      Make check payable to:
                              -------------------------------------

                              -------------------------------------

                              -------------------------------------

                              -------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
3.    INVESTMENT INSTRUCTIONS TO STATE STREET BANK AND TRUST COMPANY
      (Depositor - check one box and complete if necessary)

           (  )   Invest the transferred amount in accordance with the investment instructions in the Adoption Agreement for my
                  State Street Bank and Trust Company Individual Retirement Custodial Account.

           (  )   Invest the transferred             [Fund 1]                          %
                  amount as follows:                                       ------------
                                                     [Fund 2]                          %
                                                                           ------------
                                                     [etc.]                         100%

      I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus for each
      Fund I select. Please read the prospectus(es) of the Fund(s) you select before investing.

------------------------------------------------------------------------------------------------------------------------------------
4.    SIGNATURE OF DEPOSITOR

      --------------------------------------------------------------  ---------------------------------------
                              Date                                              Signature of Depositor

      SIGNATURE GUARANTEE (only if required by current IRA Sponsor)

      Signatured guaranteed by:   ---------------------------------------------------------------------------
                                  Name of Bank or Dealer Firm

                                  ---------------------------------------------------------------------------
                                  Signature of Officer and Title

------------------------------------------------------------------------------------------------------------------------------------


                                                                 4


5.    ACCEPTANCE BY NEW CUSTODIAN (Completed by State Street Bank and Trust Company)

      State Street Bank and Trust Company agrees to accept transfer of the above amount for deposit to the Depositor's State Street
      Bank and Trust Company Individual Retirement Custodial Account, and requests the liquidation and transfer of assets as indicated above.

      ----------------------------------------- By: ---------------------------------------------------------
      Date

                 STATE STREET BANK INDIVIDUAL RETIREMENT ACCOUNT
                           DESIGNATION OF BENEFICIARY


Print Name of Depositor ________________________________________________________

As Depositor, I hereby make the following designation of beneficiary in accordance with the State Street Bank and Trust Company Individual Retirement Custodial Account:

In the event of my death, pay any interest I may have under my Account to the following Primary Beneficiary or Beneficiaries that survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Primary Beneficiary predeceases me, his share is to be divided among the Primary Beneficiaries who survive me in the relative proportions assigned to each such surviving Primary Beneficiary.

Primary Beneficiary or Beneficiaries:

                                                                                                       Propor-
           Name                    Relationship           Date of Birth     Social Security Number      tion

---------------------------------  ---------------------  ----------------  --------------------------  -----------


---------------------------------  ---------------------  ----------------  --------------------------  -----------


---------------------------------  ---------------------  ----------------  --------------------------  -----------


---------------------------------  ---------------------  ----------------  --------------------------  -----------


If none of the Primary Beneficiaries survives me, pay any interest I may have under my Account to the following Alternate Beneficiary or Beneficiaries that survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Alternate Beneficiary predeceases me, his share is to be divided among the Alternate Beneficiaries who survive me in the relative proportions assigned to each such surviving Alternate Beneficiary.

Alternate Beneficiary or Beneficiaries:

                                                                                                       Propor-
           Name                    Relationship           Date of Birth     Social Security Number      tion

---------------------------------  ---------------------  ----------------  --------------------------  -----------


---------------------------------  ---------------------  ----------------  --------------------------  -----------


---------------------------------  ---------------------  ----------------  --------------------------  -----------


---------------------------------  ---------------------  ----------------  --------------------------  -----------

I understand that the beneficiaries named herein may be changed or revoked at any time by filing a new designation in writing with the Custodian. All forms must be acceptable to the Custodian and dated and signed by the Depositor.

Signature of Depositor                                   Date


-------------------------------------------------------  -----------------------

IMPORTANT: This Designation of Beneficiary may have important tax or estate planning effects. Also, if you are married and reside in a community property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas or Washington), you may need to obtain your spouse's consent if you have not designated your spouse as primary beneficiary for at least half of your Account. See your lawyer or other tax professional for additional information and advice.

                       STATE STREET BANK AND TRUST COMPANY
                     INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT


     The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A for use in establishing an individual retirement custodial account.

Article I.

      The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c)(but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993 include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8) or 408(d)(3) of the Code or an
employer contribution to a simplified employee pension plan as described in section 408(k).

Article II.

      The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III.

      1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

      2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV.

      1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

      2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

      3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70-1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

        (a) A single-sum payment.

        (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

        (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

        (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

        (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

      4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

        (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

        (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

            (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

            (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70-1/2.

        (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

        (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

      5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

      6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V.

      1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

      2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI.

      Notwithstanding any other articles which may be added or incorporated, the provisions of Articles through and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII.

      This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

Article VIII.

      1. As used in this Article VIII the following terms have the following meanings:

      "Custodian" means State Street Bank and Trust Company.

      "Fund" means a mutual fund or registered investment company which is specified in the Adoption Agreement, or which is designated by the Distributor named in the Adoption Agreement, as being available as an investment for the custodial account; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence in order to be a Fund hereunder.

      "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

      In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

      "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

      In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

      2. The Depositor may revoke the custodial account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the custodial account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

      3. All contributions to the custodial account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

      The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor without liability for interest or for loss of income or appreciation. If any directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the custodial account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

      All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

      All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's account shall be retained in the account and (unless received in additional shares) shall be reinvested in full and fractional shares of such Fund.

      4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written or telephonic notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII.

      5. Any purchase or redemption of shares of a Fund for or from the Depositor's account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).

      Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

      6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's custodial account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the custodial account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the custodial account.

      The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the custodial account. In the discretion of the Custodian, records maintained by the Service Company with respect to the account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

      7. Neither the Custodian nor any other party providing services to the custodial account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's custodial account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his custodial account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his custodial account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the custodial account.

      8. The Depositor may appoint an investment advisor with respect to the custodial account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

      The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor's fees to the investment advisor from the custodial account hereunder without additional authorization by the Depositor or the Custodian.

      9. Distribution of the assets of the custodial account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. Depositor acknowledges that any distribution (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Code
Section 408(d), or a "rollover" from this custodial account) made earlier than age 59-1/2 may subject Depositor to an "additional tax on early distributions" under Code Section 72(t). For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to insure that the distribution requirements of Code Section 401(a)(9) and Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the custodial account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. The Depositor (or the Depositor's surviving spouse) may elect to comply with the distribution requirements in
Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor (and/or the Depositor's surviving spouse) will not be recalculated; any such election may be in such form as the Depositor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Depositor and surviving spouse and instructions to the Custodian in accordance with such method). Neither Custodian nor any other party providing services to the custodial account assumes any responsibility for the tax treatment of any distribution from the custodial account; such responsibility rests solely with the person ordering the distribution.

      10. Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the custodial account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with an order which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.

    11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the custodial account, signed by the designating person, and filed with the Custodian. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire custodial account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the custodial account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the custodial account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor during his/her lifetime; after Depositor's death, it also means Depositor's spouse if the spouse begins to receive a portion of the custodial account (pursuant to such a designation by Depositor) under a form of distribution permitted by Article IV. A designation by Depositor's spouse shall relate solely to the balance remaining in the spouse's portion of the custodial account after the death of the spouse.

        (b) When and after distributions from the custodial account to Depositor's Beneficiary commence, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.

    12. (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) of the Code and the regulations thereunder or otherwise.

        (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

        (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the custodial account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the custodial account.

        (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor's compliance with such requirement.

    13. (a) Depositor retains the right to amend this custodial account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this custodial account document as so amended, it may resign in accordance with Section 17 below.

        (b) Depositor delegates to the Custodian the Depositor's right so to amend, provided the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this custodial account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the custodial account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

        Pending the adoption of any amendment necessary or desirable to conform this custodial account document to the requirements of any amendment to the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the Depositor's custodial account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the account.

        (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

        (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

   14. (a) Custodian shall terminate the custodial account if this Agreement is terminated or if, within 30 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor has not appointed a successor which has accepted such appointment. Termination of the custodial account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.

        (b) Upon termination of the custodial account, this custodial account document shall have no further force and effect, and Custodian shall be relieved from all further liability hereunder or with respect to the custodial account and all assets thereof so distributed.

   15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the custodial account for expenses attendant to those functions.

        (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

        (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the custodial account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or deductibility of any contribution to the custodial account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts) or propriety of any distribution hereunder, which matters are the responsibility of Depositor and Depositor's Beneficiary.

        (d) Not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian and Service Company shall each file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the custodial account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian and Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.

        (e) The Service Company shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the custodial account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.

        (f) Depositor shall always fully indemnify Service Company, Distributor, the Fund(s) and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's or Custodian's negligence or willful misconduct, or (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order thereof which is in full compliance with Section 10. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.

        (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

        (h) Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the custodial account and will incur no liability or responsibility for so doing.

    16. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Disclosure Statement furnished to the Depositor. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

        (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the custodial account) shall be charged to the custodial account.

        (c) All such fees and taxes and other administrative expenses charged to the custodial account shall be collected either from the amount of any contribution or distribution to or from the account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the custodial account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

    17. (a) Upon 30 days' prior written notice to the Custodian, Depositor may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to Depositor, whereupon the Depositor shall appoint a successor to the Custodian.

        (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the custodial account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

        (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

      18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

      19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

      20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the custodial account or to sell, assign, transfer, pledge or hypothecate any part thereof. The custodial account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof. At no time shall it be possible for any part of the assets of the custodial account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary.

      21. When accepted by the Custodian, this agreement is accepted in and shall be construed and administered in accordance with the laws of The Commonwealth of Massachusetts. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such Commonwealth.

      This Agreement is intended to qualify under Code Section 408(a) as an individual retirement custodial account and to entitle Depositor to the retirement savings deduction under Code Section 219 if available, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

However, Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

      22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the custodial account, and ordering Custodian to make distributions from the account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

      23. Articles I through VII of this Agreement are in the form promulgated by the Internal Revenue Service (Form 5305-A October 1992). It is anticipated that if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

      24. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

                              DISCLOSURE STATEMENT


SPECIAL NOTE

     This disclosure statement describes the rules applicable to IRAs beginning January 1, 1997. For contributions for 1996 (including contributions made up to April 15, 1997 but designated as contributions for 1996), the limit on contributions to spousal IRAs is generally $2,250 (or, if lower, 100% of the compensation of the higher compensated spouse). Also, the exceptions to the 10% early withdrawal penalty for withdrawals to pay deductible medical expenses or health insurance premiums under certain circumstances do not apply to withdrawals in 1996.

     This disclosure statement also does not describe IRAs established in connection with a SIMPLE IRA program maintained by your employer. Employers provide special explanatory materials for accounts established as part of an employer's SIMPLE IRA program.

ESTABLISHING YOUR IRA

     This disclosure statement contains information about your Individual Retirement Custodial Account with State Street Bank and Trust Company as Custodian. Your IRA gives you several tax benefits. Earnings on the assets held in your IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your IRA contribution on your federal income tax return. State income tax treatment of your IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

     All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

     You may revoke a newly established IRA at any time within seven days after the date on which you receive this Disclosure Statement. An IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

     To revoke your IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your IRA within the seven-day period, you are entitled to a return of the entire amount you contributed into your IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.


FEES AND EXPENSES

Custodian's Fees

     The following is a list of the fees charged by the Custodian for maintaining your IRA.

     Account Installation Fee                    $ ______
     Annual Maintenance Fee per mutual fund      $ ______
     Termination, Rollover, or Transfer of
     Account to Successor Custodian
     $ ________.

General Fee Policies

         - Fees may be paid by you directly or the Custodian may deduct them from your IRA.

         - Fees may be changed upon 30 days written notice to you.

         - The full annual maintenance fee will be charged for any calendar year during which you have an IRA with us. This fee is not prorated for periods of less than one full year.

         - Termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

         - The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

Other Charges

         - There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your IRA is invested. Be sure to read carefully the current prospectus of any Fund you are considering as an investment for your IRA for a description of applicable charges.


ELIGIBILITY

What are the eligibility requirements for an IRA?

     You are eligible to establish and contribute to an IRA for a year if:

         - You received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

         - You did not reach age 70-1/2 during the year.

Can I Contribute to an IRA for my Spouse?

     For each year before the year when your spouse attains age 70-1/2, you can contribute to a separate IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a spousal IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different IRA, separate from yours, to which you contribute.

CONTRIBUTIONS

When Can I Make Contributions to an IRA?

     You may make a contribution to your existing IRA or establish a new IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

How Much Can I Contribute to my IRA?

     For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.

     If you and your spouse have spousal IRAs, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's IRA contribution. However, the maximum contribution to either spouse's IRA is $2,000 for the year.

How Do I Know if my Contribution is Tax Deductible?

     The deductibility of your contribution depends upon whether you are (or your spouse is) an active participant in any employer-sponsored retirement plan. If neither you nor your spouse is an active participant, the entire IRA contribution is deductible.

     If either you or your spouse is an active participant, your IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income.

How do I Determine my or my Spouse's "Active Participant" status?

     Your Form W-2 (or your spouse's W-2) should indicate if you were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

     In one situation, your spouse's "active participant" status will not affect the deductibility of your contributions to your IRA. This rule applies only if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

What are the Deduction Restrictions?

     The portion of your contribution that is deductible depends upon your filing status and the amount of your adjusted gross income ("AGI"). The following table shows the deduction rules.


                                                     FOR ACTIVE PARTICIPANTS
                 ---------------------------- --------------------------- ---------------------------
                         If You Are                   If You Are                  Then Your
                           Single               Married Filing Jointly       IRA Contribution Is
                 ---------------------------- --------------------------- ---------------------------
                 --------------------------- ---------------------------- ---------------------------
                           Up to                        Up to                       Fully
                          $25,000                      $40,000                    Deductible
                 --------------------------- ---------------------------- ---------------------------
   Adjusted             Over $25,000                Over $40,000                    Partly
   Gross               but less than                but less than                 Deductible
   Income                 $35,000                      $50,000
                 --------------------------- ---------------------------- ---------------------------
                          $35,000                      $50,000                       Not
                           and up                      and up                     Deductible
                 --------------------------- ---------------------------- ---------------------------


How do I Calculate my Deduction if I Fall in the "Partly Deductible" Range?

     If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the partly deductible range ($25,000 if single, or $40,000 if married filing jointly). The denominator is $10,000. Subtract this from your contribution and then round up to the nearest $10. The deductible amount is the greater of the amount calculated or $200 (provided you contributed at least $200). If your contribution was less than $200, then the entire contribution is deductible.

     For example, assume that you make a $2,000 contribution to your IRA in a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI for the year is $47,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

1. The amount by which your AGI exceeds the lower limit of the partly - deductible range:
              (47,555-40,000) = 7,555

2.   Divide this by 10,000:     7,555
                               ------      = 0.7555
                               10,000

3.   Multiply this by your contribution:
              0.7555 x $2,000 = $1,511

4.   Subtract this from your contributions:
              ($2,000 - $1,551) = $489

5.   Round this up to the nearest $10: = $490

6.   Your deductible contribution is the greater of this amount or $200.

Even though part or all of your contribution is not deductible, you may still contribute to your IRA (and your spouse may contribute to your spouse's IRA) up to the limit on contributions. When you file your tax return for the year, you must designate the amount of non-deductible IRA contributions for the year. See IRS Form 8606.

How Do I Determine My AGI?

     AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

What Happens if I Contribute more than Allowed to my IRA?

     The maximum contribution you can make to an IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

How can I Correct an Excess Contribution?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59-1/2.

What Happens if I Don't Correct the Excess Contribution by the Tax Return Due Date?

     Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

     Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includible in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all IRAs do not exceed $2,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

How are Excess Contributions Treated if None of the Preceding Rules Apply?

     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

     Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

TRANSFERS/ROLLOVERS

Can I Transfer or Roll Over a Distribution I Receive from my Employer's Retirement Plan into an IRA?

     Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to an IRA. The main exceptions are

[bullet] payments over the lifetime or life expectancy of the participant
         (or participant and a designated beneficiary),

[bullet] installment payments for a period of 10 years or more,

[bullet] required distributions (generally the rules require distributions starting at age 70-1/2 or for certain employees starting at retirement if later), and

[bullet] payments of employee after-tax contributions.

If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your IRA. This is a called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your IRA.

     The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70-1/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A regular rollover to an IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.

     NOTE: A qualified plan administrator or 403(b) sponsor MUST WITHHOLD 20% OF YOUR DISTRIBUTION for federal income taxes UNLESS you elect a direct rollover. Your plan or 403(b) sponsor is required to provide you with information about direct and regular rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.

     The rules governing rollovers are complicated. Be sure to consult your tax advisor or the IRS if you have a question about rollovers.

Once I Have Rolled Over a Plan Distribution into an IRA, Can I Subsequently Roll Over into another Employer's Qualified Retirement Plan?

     Yes. Part or all of an eligible distribution received from a qualified plan may be transferred to another qualified plan through the medium of an IRA. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any regular IRA contributions. Also, the new qualified plan must accept rollovers. Similar rules apply to rollover IRAs established with rollovers from 403(b) arrangements.

How Often Can I Make a Regular Rollover from my IRA to another IRA?

     You may make a regular rollover from one IRA to another only once in any 365-day period. This rule applies to each individual IRA.

What Happens If I Combine Rollover Contributions With My Regular Contributions In One IRA?

     If you wish to make both a regular annual contribution and a rollover contribution, you may wish to open two separate IRAs by completing two adoption agreements and two sets of forms. You should consult a tax advisor before making your regular contribution to the IRA you established with rollover contributions (or make a rollover contribution to the IRA to which you make your regular contributions). This is because combining your regular annual contributions and rollover contributions originating from an employer plan distribution would prohibit the future rollover of the assets of the IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your regular contributions, you should establish the account as an Accumulation IRA on the Adoption Agreement and make the contributions to that account.

How Do Rollovers Affect my Contribution or Deduction Limits?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.


INVESTMENTS

How Are My IRA Contributions Invested?

     You control the investment and reinvestment of contributions to your IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your IRA or in an investment selection form included with your IRA Adoption Agreement. You direct the investment of your IRA by giving your investment instructions to the Distributor or Service Company for the Fund(s). Since you control the investment of your IRA, you are responsible for any losses; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your IRA will generally be effected at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

     Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

     Because you control the selection of investments for your IRA and because mutual fund shares fluctuate in value, the growth in value of your IRA cannot be guaranteed or projected.

Are There Any Restrictions on the Use of my IRA Assets?

     The tax-exempt status of your IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. The fair market value of your IRA will be includible in your taxable income in the year in which such prohibited transaction takes place. The fair market value of your IRA may also be subject to a 10% penalty tax as a premature withdrawal if you have not yet reached the age of 59-1/2.

     Any investment in a collectible (for example, rare stamps) by your IRA is treated as a taxable withdrawal; the only exception involves certain types of government-sponsored coins.

What Is A Prohibited Transaction?

     Generally, a prohibited transaction is any improper use of the assets in your IRA. Some examples of prohibited transactions are:

     - Direct or indirect sale or exchange of property between you and your IRA.

     - Transfer of any property from your IRA to yourself or from yourself to your IRA.

     Your IRA could lose its tax exempt status if you use all or part of your interest in your IRA as security for a loan or borrow any money from your IRA. Any portion of your IRA used as security for a loan will be taxed as ordinary income in the year in which the money is borrowed. If you are under age 59-1/2, this amount will also be subject to a 10% penalty tax as a premature distribution.

WITHDRAWALS

When can I make withdrawals from my IRA?

     You may withdraw from your IRA at any time. However, withdrawals before age 59-1/2 may be subject to a 10% penalty tax in addition to regular income taxes (see below).

When must I start making withdrawals?

     If you have not withdrawn your entire IRA by the April 1 following the year in which you reach 70-1/2, you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70-1/2) does not apply to IRAs.

     The minimum withdrawal amount is determined by dividing the balance in your IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax advisor for assistance.

     The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

How Are Withdrawals From My IRA Taxed?

     Amounts withdrawn by you are includible in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from an IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

     Since the purpose of the IRA is to accumulate funds for retirement, your receipt or use of any portion of your IRA before you attain age 59-1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

     The 10% penalty tax for early withdrawal will not apply if:

     - The distribution was a result of your death or disability.

     - The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

       If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59-1/2.

     - The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year), or

     - The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least twelve weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

     In addition, certain taxpayers with very large accumulations in tax-favored arrangements (including IRAs, 403(b) arrangements and employer qualified plans) may be subject to a 15% penalty tax (in addition to regular income taxes) if distributions during a year from all such arrangements exceed a certain amount. This amount is $160,000 for 1997 (and is indexed for future cost-of-living changes). Distributions from all tax-favored arrangements during a year are counted in determining whether any distributions are above the floor amount and are subject to the 15% penalty tax. There are special rules for grandfathered amounts and for lump sum distributions from qualified plans. Under current law, this 15% penalty tax will not apply during calendar years 1997, 1998 and 1999 (however, a related estate tax 15% penalty tax on certain excess amounts remaining in tax-favored arrangements upon your death continues to apply during these years). Consult your tax advisor for additional information on these penalty tax rules.

How are Nondeductible Contributions Taxed When They are Withdrawn?

     A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible IRA contributions, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible IRA contributions bear to the total balance of all your IRAs (including rollover IRAs and SEPs).

     For example, assume that you made the following IRA contributions:

         Year         Deductible      Nondeductible
         ----         ----------      -------------
         1993           $2,000
         1994           $2,000
         1995           $1,000          $1,000
         1996                           $1,000
                       ---------        ------
                        $5,000          $2,000


     In addition assume that your IRA has total investment earnings through 1997 of $1,000. During 1997 you withdraw $500. Your total account balance as of 12-31-97 is $7,500 as shown below.



     Deductible Contributions                    $5,000
     Nondeductible Contributions                 $2,000
     Earnings On IRAs                            $1,000
     Less 1997 Withdrawal                        $  500
                                                 ------
     Total Account Balance as of 12/31/97        $7,500


     To determine the nontaxable portion of your 1997 withdrawal, the total 1997 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1997 withdrawal ($2,000). The denominator is the total account balance as of 12-31-97 ($7,500) plus the 1997 withdrawal ($500) or $8,000. The calculation is:

       Total Remaining
     Nondeductible Contributions   $2,000
     ---------------------------   ------    x $500  =  $125
     Total Account Balance         $8,000


     Thus, $125 of the $500 withdrawal in 1997 will not be included in your taxable income. The remaining $375 will be taxable for 1997. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

     A loss in your IRA investment may be deductible. You should consult your tax advisor for further details on the appropriate calculation for this deduction if applicable.


TAX MATTERS

What IRA Reports does the Custodian Issue?

     The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.

     The Custodian will report to the IRS the year-end value of your account and the amount of any rollover or regular contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15th for the prior year be clearly designated as such.

What Tax Information Must I Report to the IRS?

     You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution, or you take a premature withdrawal, or you withdraw less than the required minimum amount from your IRA.

     You must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

Are IRA Withdrawals subject to Withholding?

     Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your IRA, unless you elect not to have tax withheld. Withdrawals from an IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Are the Earnings on my IRA Funds Taxed?

     Any earnings on investments held in your IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your IRA is revoked.

ACCOUNT TERMINATION

     You may terminate your IRA at any time after its establishment by sending a complete withdrawal form, or a transfer authorization form, to:

                       STATE STREET BANK AND TRUST COMPANY
                                    P.O. Box
                                   Boston, MA

     Your IRA with State Street Bank will terminate upon the first to occur of the following:

     - The date your properly executed withdrawal form (as described above) withdrawing your total IRA balance is received and accepted by the Custodian or, if later, the termination date specified in the withdrawal form.

     - The date the IRA ceases to qualify under the tax code. This will be deemed a termination.

     - The transfer of the IRA to another custodian/trustee.

     - The rollover of the amounts in the IRA to another custodian/trustee.

     Any outstanding fees must be received prior to such a termination of your account.

     The amount you receive from your IRA will be treated as a withdrawal, and thus the rules relating to IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59-1/2, the 10% early withdrawal penalty may apply on the amount you receive.

IRA DOCUMENTS

     The terms contained in Articles I to VII of the State Street Bank and Trust Company Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-A for use in establishing an IRA custodial account that meets the requirements of the tax laws for a valid IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the IRA or of any investment permitted by the IRA.

                                    [ADDRESS]

                             ORBITEX GROUP OF FUNDS

                       State Street Bank and Trust Company
                     Individual Retirement Custodial Account

                        Instructions for Opening Your IRA

1. Read carefully the IRA Disclosure Statement, the Individual Retirement Custodial Account document, the Adoption Agreement, and the prospectus(es) for any Fund(s) you are considering. Consult your lawyer or other tax adviser if you have any questions about how opening an IRA will affect your financial and tax situation.

2.       Complete the Adoption Agreement

         -        Print the identifying information in Part 1 of the form.

         - In Part 2, check the box that shows the type of IRA you are opening.

                  If this is an Accumulation IRA (an IRA to which you expect to make contributions each year), enclose a check in the amount of your first contribution. Be sure to indicate whether this is a contribution for last year or for the current year.

         -        In Part 3, indicate your investment choices.

         -        Sign and date the Adoption Agreement at the end.

3. If you are transferring assets directly from your existing IRA to this IRA, complete the Transfer of IRA Assets Form.

4.       Complete and sign the Designation of Beneficiary.

5. Enclose a separate check for $ _______________ payable to _________________________. This is to pay the custodian fee for opening the IRA and the first year's annual maintenance fee.

6. Check to be sure you have properly completed all necessary forms and enclosed a check for the custodian's fees and a check for the first contribution to your State Street Bank IRA (if applicable). Your IRA cannot be accepted without the properly completed documents or the custodian fees.

         Send the completed forms and checks to:

                                                     [ADDRESS]

                             ORBITEX GROUP OF FUNDS


          INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT SUPPLEMENT



         New laws have made changes to the rules governing your IRA. These changes, which are effective January 1, 1997, are summarized below. Please keep this summary with your IRA disclosure statement (the pamphlet summarizing the rules governing your IRA).


                  1. Married IRA Owners -- New Contribution Limits

                  Under the old rules, for a married (filing jointly) couple with only one spouse earning compensation, each spouse could have an IRA, but the contributions to both IRAs for a year were limited to $2,250.

                  Under the new rules, if you are married (filing jointly) and each spouse establishes an IRA, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the higher compensated spouses's IRA contribution may be any amount up to that spouse's compensation, or $2,000 if less. The lower compensated spouse's IRA contribution may be any amount up to that spouse's compensation plus any amount by which the higher compensated spouse's compensation exceeds the higher compensated spouse's IRA contribution.


                  2. IRA Withdrawals -- New Penalty-Free Withdrawals

                  Most withdrawals from an IRA before age 59-1/2 are subject to a 10% penalty tax in addition to regular income taxes. In certain situations, withdrawals before age 59-1/2 are not subject to the 10% penalty. The new rules add two situations in which the penalty is not imposed.

                  First, withdrawals during a year are not subject to the 10% penalty tax to the extent that the withdrawals do not exceed the amount of your deductible medical expenses for the year. Generally speaking, medical expenses paid during a year are deductible if they are greater than 7-1/2% of your adjusted gross income for the year.

                  Second, withdrawals are not subject to the 10% penalty if they do not exceed the premiums you paid for health insurance coverage for yourself, your spouse and dependents. This exception is available only if you have been unemployed and received federal or state unemployment compensation for at least 12 weeks. Withdrawals during the year in which you received the unemployment compensation or during the following year are eligible for this exception, but not any withdrawals after you have been reemployed for at least 60 days.


                  3. IRA Withdrawals -- Excess Withdrawal Penalty Waived

                  One new rule affects individuals with very large balances in their IRAs (and other tax-favored retirement plans). Under current tax rules, there is a 15% penalty tax on distributions to you during a year from all IRAs and other tax-favored retirement plans above a threshold amount. For 1997, the threshold will be $160,000 (it is indexed annually for cost-of-living changes).

                  Under one of the new laws, the 15% penalty tax described in the preceding paragraph will not apply to withdrawals from your IRA by you (or to distributions to you from other tax-favored retirement plans) during calendar years 1997, 1998 and 1999. However, a related 15% penalty tax on certain excess amounts remaining in your IRAs or retirement plan accounts upon your death continues to apply during these years. Consult your tax adviser to determine whether it would be advantageous for you to make withdrawals from your IRA (or receive distributions from other retirement plan accounts) during this three-year period.

                             ORBITEX GROUP OF FUNDS



                        IMPORTANT -- CHANGES TO IRA RULES



Dear IRA Owner:

         Last summer, President Clinton signed two new laws that make changes to the rules governing your Orbitex Group of Funds IRA. These changes, which are effective starting January 1, 1997, are summarized below. Please keep this summary with your IRA disclosure statement (the pamphlet describing the rules governing your IRA that you received when you set up your IRA). [If you have any questions, please call [name and/or telephone number for questions].]


                  1. Married IRA Owners -- New Contribution Limits

                  Under the old rules, for a married couple with only one spouse earning compensation, each spouse could have an IRA, but the contributions to both IRAs for a year were limited to $2,250.

                  Under the new rules, if you are married (filing jointly) and each spouse establishes an IRA, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the higher compensated spouses's IRA contribution may be any amount up to that spouse's compensation, or $2,000 if less. The lower compensated spouse's IRA contribution may be any amount up to that spouse's compensation plus any amount by which the higher compensated spouse's compensation exceeds the higher compensated spouse's IRA contribution.


                  2. IRA Withdrawals -- New Penalty-Free Withdrawals

                  Most withdrawals from an IRA before age 59-1/2 are subject to a 10% penalty tax in addition to regular income taxes. In certain situations, withdrawals before age 59-1/2 are not subject to the 10% penalty. The new rules add two situations in which the penalty is not imposed.

                  First, withdrawals during a year are not subject to the 10% penalty tax to the extent that the withdrawals do not exceed the amount of your deductible medical expenses for the year. Generally speaking, medical expenses paid during a year are deductible if they are greater than 7-1/2% of your adjusted gross income for the year.

                  Second, withdrawals are not subject to the 10% penalty if they do not exceed the premiums you paid for health insurance coverage for yourself, your spouse and dependents. This exception is available only if you have been unemployed and received federal or state unemployment compensation for at least 12 weeks. Withdrawals during the year in which you received the unemployment compensation or during the following year are eligible for this exception, but not any withdrawals after you have been reemployed for at least 60 days.


                  3. IRA Withdrawals -- Excess Withdrawal Penalty Waived

                  One new rule affects individuals with very large balances in their IRAs (and other tax-favored retirement plans). Under current tax rules, there is a 15% penalty tax on distributions to you during a year from all IRAs and other tax-favored retirement plans above a threshold amount. For 1997, the threshold will be $160,000 (it is indexed annually for cost-of-living changes).

                  The 15% penalty tax described in the preceding paragraph will not apply to withdrawals from your IRA by you (or to distributions to you from other tax-favored retirement plans) during calendar years 1997, 1998 and 1999. However, a related 15% penalty tax on certain excess amounts remaining in your IRAs or retirement plan accounts upon your death continues to apply during these years. Consult your tax adviser to determine whether it would be advantageous for you to make withdrawals from your IRA (or receive distributions from other retirement plan accounts) during this three-year period.



                                      -2-